Exhibit 99.1

The Hanover Estimates First Quarter Catastrophe Losses

WORCESTER, Mass., April 19, 2023 – The Hanover Insurance Group, Inc. (NYSE: THG) today announced a preliminary estimate for first quarter catastrophe losses of approximately $175 million, before taxes, or 12.7 points of net earned premium. First quarter catastrophe losses stemmed from over 20 weather events, including severe freeze events in the Northeast and Midwest in February, and widespread wind and tornadic activity that impacted nearly half of the U.S. in mid-to-late March.

“Heightened catastrophe activity turned what was a very solid quarter for The Hanover into one of approximately break-even operating results,” said John C. Roche, president and chief executive officer at The Hanover. “The recent severity of catastrophe losses, including winter weather and convective storms, has our full attention. It commands a quick and decisive response, with critical adjustments to exposure management and risk mitigation strategies, both for our company and our industry. We are moving with a sense of urgency as we execute on our action plans. We fully expect the steps we have already taken, and those we continue to take – accelerating price and deductible increases in our property lines and applying even more disciplined underwriting and risk prevention measures – will enable us to adjust to the changing weather patterns and effectively manage our catastrophe exposures consistent with our track record over the last decade.”

“As always, I’m very proud of the important work we do every day to provide responsive service and support to our customers and communities in their time of need. Our claims organization is working hard to help those impacted recover as quickly as possible,” said Roche.

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contacts: Investors: Oksana Lukasheva (508) 525-6081 Email: olukasheva@hanover.com	Media: Abby M. Clark (508) 855-3549 Email: abclark@hanover.com	Kyle Tildsley (508) 855-3287 Email: ktildsley@hanover.com

Forward-Looking Statements

The Hanover Insurance Group, Inc.’s (“the company”) estimate of catastrophe losses is based on estimates and projections that are subject to revision and uncertainty. Certain statements made in this document may be forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Such estimates and statements are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “believes,” “anticipates,” “expects,” “may,” “projects,” “projections,” “plan,” “likely,” “potential,” “targeted,” “forecasts,” “confident,” “should,” “could,” “continue,” “outlook,” “guidance,” “target profitability,” “modeling,” “moving forward,” “will,” and other similar expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The company cautions investors that any such forward-looking statements are estimates, beliefs, expectations and/or projections that involve significant judgment, and that historical results, trends and forward-looking statements are not guarantees and are not necessarily indicative of future performance. Actual results could differ materially from those anticipated.

Investors should consider the risks and uncertainties in the company’s business that may affect such estimates, including (i) the inherent difficulties in arriving at such estimates; (ii) variation in the company’s current estimates that may change as the company finalizes its financial results; (iii) the lingering economic effects of the pandemic, as well as the significant inflationary environment, on the company’s financial and operating results; (iv) legislative and regulatory actions, as well as litigation and the possibility of adverse judicial decisions; and (v) other risks and uncertainties that are discussed in readily available documents, including the company’s latest annual report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed by the company with the Securities and Exchange Commission, which are also available on hanover.com under “Investors – Financials.” The difficulties at arriving at estimates with regard to catastrophes related to rain, wind, flooding, hail, tornados, winter storms, and other losses may be caused by several factor, including difficulties policyholders may experience when reporting claims, The Hanover's ability to adjust claims because of the devastation encountered or late discovery of damages; difficulties accessing loss locations; the challenge of making final estimates to repair or replace properties during the early stages of examining damaged properties; applicable cause of loss for certain policies; the effect of higher cost of repairs due to, among other things, "demand surge" and supply chain disruptions; potential latent damages, which are not discovered until later; potential business interruption claims, the extent of which cannot be known at the time, especially for customers who have not fully resumed their operations; the inherent uncertainty of estimating loss and loss adjustment reserves; uncertainties related to litigation and policy interpretation; and other factors.

Non-GAAP Financial Measures

As discussed on page 38 of the company’s Annual Report on Form 10-K for the year ended December 31, 2022, the company uses non-GAAP financial measures as important measures of its operating performance, including operating income (loss), operating income (loss) before interest expense and income taxes, operating income (loss) per share, and components of the combined ratio, both excluding and/or including, catastrophe losses, prior-year reserve development and the expense ratio. Management believes these non-GAAP financial measures are important indications of the company’s operating performance. The definition of other non-GAAP financial measures and terms can be found in the 2022 Annual Report on pages 63-66.

The company may also provide measures of operating income (loss) and combined ratios that exclude the impact of catastrophe losses (which in all respects include prior accident year catastrophe loss development). A catastrophe is a severe loss, resulting from natural or manmade events, including, but is not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, freeze events, fire, explosions, civil unrest and terrorism. Due to the unique characteristics of each catastrophe loss, there is an inherent inability to reasonably estimate the timing or loss amount in advance. The company believes a separate discussion excluding the effects of catastrophe losses is meaningful to understand the underlying trends and variability of earnings, loss and combined ratio results, among others.